UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 21, 2008

American Wagering, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-20685	88-0344658
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

675 Grier Drive, Las Vegas, Nevada		89119
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (702) 735-0101

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On April 21, 2008, U.S. Bank approved a revolving credit note for $500,000 for American Wagering, Inc. (the “Company”).  The purpose of this credit note is to serve as overdraft protection on our checking accounts.  Any negative balances on our checking accounts will sweep into this overdraft protection credit note and then will be automatically repaid when the funds in the checking accounts return to a positive balance. The maturity date of this credit note is December 31, 2008, but may be renewed at that time. The Company paid an origination fee to U.S. Bank of $5,000. The unpaid principal balance will bear interest at an annual rate equal to the prime rate announced by the Bank. The interest rate will be adjusted each time that the prime rate changes. Interest is payable monthly commencing on May 1, 2008.  On April 24, 2008, the Company had drawn down approximately $155,000 under the revolving credit note.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN WAGERING, INC.
(Registrant)

Date: April 24 , 2008
	By:	/s/ Melody Sullivan
Melody Sullivan
	Its:	Chief Financial Officer and Treasurer